UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2008

ADA-ES, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8100 SouthPark Way, Unit B, Littleton, Colorado	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303)734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On the date of this Report, ADA-ES, Inc. (“we”) are filing a Registration Statement on Form S-3 to register 909,092 shares for resale by three institutional investors who purchased shares in a private placement on August 26, 2008. Such Registration Statement includes updated risk factors relevant to our current business. We are filing such risk factors on this Report in order to update prior filings under the Securities Exchange Act of 1934, as amended, and to incorporate such risk factors by reference into our outstanding registration statements.

RISK FACTORS

RISKS RELATED TO OUR BUSINESS

THE OVERTURNING OF CAMR HAS LED TO DECREASED SALES OF OUR PRODUCTS AND SERVICES, AND IF EXISTING AND PLANNED ENVIRONMENTAL LAWS GOVERNING MERCURY CONTROL ARE RESCINDED OR SUBSTANTIALLY CHANGED, OUR BUSINESS WOULD BE ADVERSELY AFFECTED.

Demand for our mercury emission control (“MEC”) and refined coal technology is being driven almost exclusively by legislation requiring mercury emission control. Mercury has been identified as a toxic substance and pursuant to a court order the U.S. Environmental Protection Administration (“EPA”) issued the clean air mercury rule (“CAMR”) for its control in March 2005. CAMR has been controversial since its inception, and in February 2008, the United States Court of Appeals for the District of Columbia Circuit invalidated CAMR and remanded the matter to the EPA for further proceedings. The reaction of industry has generally been a “wait and see” approach, which we have seen in delays in deliveries of previously placed orders and decreased sales to coal-fired electric generating utilities.

In 2005, the EPA also issued the Clean Air Interstate Rule (“CAIR”) to reduce emission of pollutants for power plants, such as sulfur dioxide and nitrogen oxides for mostly 28 eastern states. In July 2008, the U.S. Court of Appeals for the District of Columbia unanimously rejected CAIR. States had been using CAIR to assist them in meeting federal requirements with particulate and ozone difficulties. The vacatur of CAIR has caused increased uncertainty in our industry because power generators are faced with trying to recover costs for capital equipment that now has no regulatory driver. Such uncertainty has also delayed purchasing decisions for mercury emission control equipment, especially for those utilities who were considering multi-pollution control solutions. The impact of state and federal mercury control regulation on the future of our business, and the long-term growth of the MEC market for the electric utility industry will most likely depend on the outcome of the recently remanded CAMR and CAIR, and how the states and the federal government react to it. This will in turn mandate how industry must respond to final federal regulations, as well as state regulations, including those that are presently in various stages of enactment. As many as 1,100 existing coal-fired boilers may be affected by such regulations when they are fully implemented. Permitting of new coal-fired plants generally requires them to meet more stringent requirements that include controlling mercury emissions. For the near-term, our revenues from this market will depend on (i) decreasing Department of Energy (“DOE”) and industry-funded contracts, (ii) mercury testing services and (iii) equipment sales and AC sold to new plants and existing plants affected by the implementation of enacted regulations. We do not expect significant revenue growth unless and until federal or state regulations impact a significant portion of existing boilers. Delays in, or derailment of, the passage of state mercury control legislation, or undue delay in adoption by the EPA of regulations replacing CAMR and CAIR, would likely cause an adverse effect on our business and financial condition.

IF EXISTING AND PLANNED ENVIRONMENTAL LAWS ARE RESCINDED OR SUBSTANTIALLY CHANGED, OUR BUSINESS WOULD BE ADVERSELY AFFECTED.

A significant market driver for our existing products and services, and those planned in the future, are the environmental laws that limit emissions from power plants. If such laws were rescinded or substantially changed, our business would be adversely affected by declining demand for such products and services. Demand for our flue gas conditioning (“FGC”) and ADA-249M products is primarily two-fold. Customers purchase these products to mitigate operating problems and to help comply with environmental regulations such as the Clean Air Act Amendments of 1990. Although we believe our existing customers and those expected in the near-term desire our products for mitigation of operating problems, we expect that any softening of existing air pollution control requirements would slow expected growth for these products and have an adverse effect on our business. Demonstrations of our FGC products planned for 2008 have been delayed or cancelled due to the recent CAMR ruling and we are uncertain if these demonstrations will be conducted.

INADEQUATE SUPPLIES OF ACTIVATED CARBON COULD ADVERSELY AFFECT OUR BUSINESS.

We expect the demand for AC to increase as power plants begin to use activated carbon injection (“ACI”) systems to control mercury emissions. We currently have a supply agreement for limited foreign sources of AC and processing capabilities that are allowing us to supply limited quantities of AC for the mercury control market this year and in 2009 (our “interim supply”). We believe that it is important for us to be able to supply AC on an interim basis until our planned AC manufacturing facility comes on line in order to supply AC to our ACI systems customers, and to create relationships with customers we can ultimately shift over to AC to be supplied by our planned AC manufacturing facility. If the production of AC, on which we will rely for our interim supply, and which is currently outside our control, is inadequate to meet the increased demand, it would likely have a negative impact on our business and financial condition.

WE HAVE COMMITTED SIGNIFICANT RESOURCES TO THE DEVELOPMENT OF A GREENFIELD ACTIVATED CARBON MANUFACTURING FACILITY TO SUPPLY THE EMERGING MERCURY EMISSION CONTROL MARKET AND OUR INABILITY TO COMPLETE THE PROJECT IN A TIMELY MANNER WOULD LIKELY HAVE AN ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL CONDITION.

We have committed significant resources to the development of a Greenfield AC manufacturing facility, to date having expended approximately $17.3 million on preliminary development work, including plant design, environmental and other permitting, equipment design and procurement and land acquisition and consulting fees, with additional commitments of approximately $273 million for which we have provided guaranties to date. We estimate that the “all-in” cost of the project will be approximately $350 million for a facility with one production line capable of producing approximately 175 million pounds of AC per year. Completion of the project will require funding well beyond our present capabilities. We anticipate obtaining funding from three sources: our own equity contributions ($70 million), equity contributions from a strategic partner at the “project level” ($70 million) and third-party debt financing ($210 million). We presently have limited funds available for our own equity capital contribution to the project, we have not yet entered into any agreements with a strategic partner whom we are seeking to fund the other 50% of the equity capital for the project, nor do we have any commitments for the debt financing that will be needed for the project. Given the recent turmoil in the financial markets, our ability to secure debt financing on reasonable terms may be adversely affected. If we are unable to obtain the capital necessary to fund the capital contributions necessary for our own interest in the project, to enlist the services of a strategic partner who is capable of providing the additional equity we require for the project, or to obtain the debt financing for the project, all in a timely manner and on acceptable terms, we would in all likelihood be required to abandon our planned schedule for the project, and our financial condition would be likely to suffer materially as a result.

OUR PROJECT TO BUILD A GREENFIELD AC MANUFACTURING FACILITY POSES CERTAIN ADDITIONAL RISKS TO US, ANY OF WHICH COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS OR FINANCIAL CONDITION

If we are not able to obtain the necessary financing for our planned AC manufacturing facility on a timely basis or complete the facility by the first half of 2010, we would likely owe significant amounts to terminate the agreements to which we are now a party.

Through our wholly-owned subsidiary, Red River Environmental Products, LLC (“Red River”), we have entered into three significant contracts to move the project forward. We have engaged BE&K Construction Company, LLC under an Engineering, Procurement and Construction Contract (“EPC Contract”) which requires a total commitment of approximately $232 million. We have guaranteed Red River’s payment obligations under the EPC Contract. Red River has also arranged for a $6.6 million irrevocable letter of credit to be issued for BE&K’s benefit to assure payment of short-term amounts owing under the EPC Contract, and we have guaranteed payment of any amounts drawn under that letter of credit. Red River will be required to increase that letter of credit to $21.4 million by September 30, 2008, with further increases beginning on February 28, 2009 and at quarterly intervals thereafter if adequate third party financing is not then in place to cover amounts that it would owe in the event of a payment default under the contract. Although Red River can terminate the EPC Contract for convenience at any time, Red River (and us, based on our responsibility under guaranties we have given to either BE&K or the banks issuing the letters of credit) would then owe BE&K (a) the amount earned by BE&K under the contract through the effective date of termination, (b) cancellation charges to BE&K’s subcontractors, (c) other reasonable termination-related costs incurred by BE&K, (d) costs of demobilization, and (e) unreimbursed sales taxes paid by BE&K. These amounts could be substantial and may not be completely recoverable by us if we were to sell the project.

Red River has also entered into four separate contracts with Industrial Furnace Company, Inc. (“IFCO”) to purchase four multi-hearth furnaces for the facility (“MHF Contracts”). The aggregate cost of the four furnaces will be approximately $40.8 million, and we have guaranteed the payment obligations of Red River under the contracts. As with the EPC Contract, we can terminate the MHF Contracts at any time for convenience; however, we would then owe IFCO for (a) reimbursable costs and amounts owing for milestone and progress payments, (b) cancellation charges owing to IFCO’s subcontractors, and (c) costs of demobilization. These amounts could be substantial and may not be completely recoverable by us if we were to attempt to sell the project.

Finally, Red River has entered into an activated carbon sales agreement with Luminant Generation Company, LLC (“Luminant”), requiring Red River to sell treated AC to Luminant over a six-year period or until such time as Luminant has purchased its minimum commitment. Red River must deliver AC produced at our planned AC manufacturing facility in Louisiana no later than July 14, 2010, except for periods when the facility is either under construction or unable to produce AC for certain specified reasons. If Luminant terminates the agreement as a result of Red River’s default on or before January 30, 2009, it may be entitled to damages up to $1 million. If Luminant terminates the Agreement for Red River’s default after January 30, 2009, but prior to commencement of delivery of AC from the facility, Luminant would be entitled to “cover” damages up to $10 million. Luminant may also be entitled to require specific performance. If Red River reasonably believes that it cannot secure third party debt financing for the facility by January 30, 2009, it may terminate the agreement and would owe Luminant liquidated damages of $1 million. We have guaranteed the obligations of Red River under this agreement. Red River must replace our guaranty with a $1 million irrevocable letter of credit by no later than January 15, 2009 and must replace that letter of credit with a $10 million irrevocable letter of credit upon closing of the debt financing for the project. If we cannot secure financing to be able to meet our obligations to Luminant under this agreement, we may be liable to Luminant for significant damages, which would materially adversely affect our financial condition and our ability to proceed with the project.

We will require significant additional AC and processing capabilities in order to meet our obligations under long-term sales agreements.

In order to pave the way for project financing, we have entered into the agreement with Luminant and agreements with other power companies to sell AC, which ramp up significantly in 2010 and thereafter. We intend to enter into additional, similar long-term AC sales agreements. We do not have supply agreements for adequate quantities of AC or the capability to process and deliver the treated AC to meet our obligations under these existing long-term sales agreements. If we are unable to secure such supply or develop such capabilities in a timely manner, we would be in default under these agreements, which would likely materially adversely affect our business.

We will require long-term supply agreements for the coal feedstock necessary to produce AC from our planned facility.

In order to assure that we will be able to manufacture AC at our planned AC facility, we will need to obtain long-term contracts for the supply of the coal necessary as feedstock for the AC to be produced at the facility. We do not presently have contracts or commitments for a dependable supply of feedstock for the facility, and our inability to obtain them in a timely manner and on reasonable terms would require us to abandon the project. We are seeing increasing prices for source materials, and this could have an adverse impact on the costs of AC that we will produce from our planned AC facility.

We may require additional long-term sales agreements for the AC to be produced by the facility.

In order to obtain the financing necessary for our AC manufacturing facility, we may need to enter into additional long-term AC sales agreements from significant customers for the AC to be produced by the facility in amounts sufficient to support such financing. Although we have two significant contracts in place and are presently negotiating with several possible customers for additional contracts, our inability to obtain additional contracts in amounts sufficient to support necessary financing in a timely manner would likely result in our inability to obtain the desired financing for the project.

If we are unable to complete our planned AC manufacturing facility by early 2010, we may suffer adverse consequences.

We expect that the need for AC by coal-fired electric utilities will increase significantly, outstripping the available foreign and domestic supply by early 2010. If we incur any significant delays in the project that cause us to be unable to commence operations by that time, we could miss market opportunities and that would adversely impact our competitive position in the market.

Our management does not have significant experience in projects of the size and complexity of our planned AC manufacturing facility and that inexperience could adversely affect our business and financial condition.

Although we have employees and have hired, and expect to hire, consultants who have past experience in the design, oversight and construction of complex manufacturing facilities, our management has limited experience in managing or overseeing projects as complex as this one. As a result, various difficulties might arise during the planning, construction or operation of the project, including delays in development or construction, deviations from planned schedule, cost overruns, or any of various other possible construction or operational complications, any of which could impact the viability of the project, thereby causing us to suffer material adverse effects on our business and financial condition.

We will require permits for the plant which we do not yet have.

We have air and other permits for our Red River plant site in Louisiana and are in the process of applying for and obtaining other permits from state, local and federal authorities for this site and another potential plant site in North Dakota. We cannot assure you that we will obtain the necessary permits. If we fail to do so, we may have to delay or cancel the project.

ANY DECREASE IN THE USE OF COAL OR INCREASE IN THE USE OF ALTERNATIVE ENERGY SOURCES BY ELECTRIC UTILITY COMPANIES COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND BUSINESS.

Our business depends substantially on providing air pollution and operating cost solutions to coal-fueled power plants. Recent political developments have indicated that there may be an attempt to decrease the use of coal for use as fuel in electric generation plants. If the use of coal declines as a result of increases in the use of alternative fuels or alternative energy sources, technological developments or general economic conditions, our financial condition and business could be materially adversely affected.

IF WE ARE UNABLE TO COMPETE WITH OTHER INDUSTRY PARTICIPANTS, WE WOULD SUFFER ADVERSE EFFECTS TO OUR BUSINESS AND FINANCIAL CONDITION.

We face competition in all aspects of our operations, and will face competition in the AC supply business, including competition from both domestic and foreign suppliers. In North America, our competitors consist of large national and international companies, and local and regional companies of varying sizes and financial resources. Certain of our competitors may have significant advantages over us, including substantially greater financial, technical, personnel and other resources, and brand name recognition. We may not be able to successfully compete with them. We have seen our market share for activated carbon injection (ACI) systems decline over the last several months due to increased competition. If we are unable to maintain a significant market share for our systems, our business and financial condition may be adversely affected. In addition, competitors have reduced their prices to expand sales volume or to win competitively bid contracts, and we have had to offer lower pricing to attract or retain our customers, resulting in an adverse impact to our margins, revenues and business.

IF THE DEPARTMENT OF ENERGY (DOE) DISCONTINUES FUNDING OF EXISTING AND PLANNED CLEAN COAL TECHNOLOGY PROGRAMS, OUR BUSINESS WOULD BE HARMED.

In 2007, 2006 and 2005, 37%, 45% and 39%, respectively of our revenues were derived from or related to DOE programs. We expect DOE funding for mercury related projects to continue to decline or be eliminated, which would reduce our revenues from government contracts for such projects. Future commitments on two of our DOE mercury contracts have not been made as of August 31, 2008 amounting to $600,000, and it is unclear whether the funds will be allocated and paid on the contracts. Those funds remain at risk pending DOE final decision. In addition, we have looked to DOE funding as a significant means to further develop our technology and intellectual property in the areas of mercury emissions control and flue gas conditioning additives covered by that funding, and DOE has begun funding research into carbon capture technology we are developing.

Any material decrease in funding for the projects in which we are involved would hamper the development of our technology and intellectual property as it does not appear that we could currently fund the same level of research and development work apart from the funding provided to us by the DOE. The federal budget for fiscal year 2008 does not contain any funding for the types of mercury control DOE projects in which we have historically participated. Although we believe Congress will appropriate funds consistent with past practice for carbon capture technology, we cannot be sure that this will occur, and failure to appropriate such funds would likely have a material adverse effect on our business.

WE ARE CURRENTLY THE SUBJECT OF A LAWSUIT ALLEGING MISAPPROPRIATION OF TRADE SECRETS AND OTHER CLAIMS AIMED AT OUR AC MANUFACTURING TECHNOLOGY; DEFENSE OF THESE OR SIMILAR CLAIMS IS LIKELY TO BE EXPENSIVE AND THE COSTS AND OUTCOME COULD CAUSE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

Norit Americas, Inc., which is an AC manufacturer with whom we have previously done business, recently filed a lawsuit against us and two of our employees (who were former employees of Norit) asserting claims for misappropriation of trade secrets and other claims, and seeking monetary damages and injunctive relief that seek to prevent us from using what they allege to be Norit trade secrets and other intellectual property involving the manufacture of AC. The case, captioned Norit Americas, Inc. v. ADA-ES, Inc., ADA Environmental Solutions, LLC, John Rectenwald, and Stephen Young, Cause No. 08-0673, was filed in the 71st Judicial District Court for Harrison County, Texas. In addition to Norit, other third parties may claim infringement with respect to our current or future technologies or products or products manufactured by others and incorporating our technologies. We have also entered into certain license agreements with Clean Coal, and may enter into additional license agreements with others, under which we agree to indemnify and hold the licensee harmless from and against losses it may incur as a result of the infringement of third party rights by our patents or other intellectual property. Responding to Norit’s or similar claims, whether or not they are ultimately found to have merit, will be time consuming and may result in costly litigation, adversely impact our ability to obtain funding for our planned AC manufacturing facility, cause development delays, require us to enter into royalty or license agreements, or require us to cease using technology that is determined to be the intellectual property of a third party. Royalty or license agreements may not be available on acceptable terms or at all. As a result, this existing infringement lawsuit, or other similar claims, which are at the very least expensive and time-consuming to defend, could have a material adverse affect on our business, operating results and financial condition, even if we are successful in defending ourselves against them.

WE ARE AN EMERGING COMPANY IN A NEW INDUSTRY, WHICH ENTAILS RISKS THAT COULD IMPAIR OUR BUSINESS.

We are pursuing a growth strategy by expanding our environmental technology/specialty chemicals business into the emerging MEC market. We anticipate that future operations will place a strain on management, information systems and other resources. We expect that we will need to attract and integrate new personnel, improve existing procedures and controls and implement new ones to support future growth. Any inability to meet our future hiring needs and to adapt our procedures and controls accordingly could have a material adverse effect on our results of operations, financial condition and business prospects. In addition, if we make strategic acquisitions, we must successfully integrate the acquired operations in a timely manner. We cannot assure you that we will be able to manage expected growth, and our inability to do so could materially adversely affect our results of operations and business.

THE MARKET FOR OUR PLANNED REFINED COAL PRODUCT AND QUALIFICATION FOR THE SECTION 45 TAX CREDIT ARE UNCERTAIN AND COULD ADVERSELY AFFECT OUR FUTURE GROWTH AND PROFITABILITY.

The ability of Clean Coal to sell its planned RC product and qualify for the expected Section 45 tax credits depends on several conditions, including meeting the requirements of a presently unclear law which we believe requires corrective legislation that has not yet been enacted, selling the RC at the mark-up required by the law, contracting with monetizers to facilitate the sale of the required facilities, and completing and making operational such facilities prior to January 1, 2009, the date presently required by the law. The inability of Clean Coal to successfully resolve and complete any of these conditions would likely have an adverse effect on our future growth and profitability.

FAILURE TO PROTECT OUR INTELLECTUAL PROPERTY OR INFRINGEMENT BY US OF INTELLECTUAL PROPERTY OF A THIRD PARTY COULD HAVE AN ADVERSE IMPACT ON OUR FINANCIAL CONDITION. We rely on a combination of patent, copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary rights. Such means of protecting our proprietary rights may not be adequate because such laws provide only limited protection. We also enter into confidentiality and non-disclosure of intellectual property agreements with our employees, consultants and many of our vendors, and generally control access to and distribution of our proprietary information. Notwithstanding these precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information without authorization. Policing unauthorized use of intellectual property is difficult. Although we are not anticipating any significant foreign sources of revenues, the laws of other countries may afford little or no effective protection of our technology. We cannot assure you that the steps taken by us will prevent misappropriation of our technology, which could result in injury to our business. In addition, pursuing persons who misappropriate our intellectual property could be costly and divert the attention of our management from the operation of our business.

THE LOSS OF KEY RELATIONSHIPS OR OUR INABILITY TO ENTER INTO ADDITIONAL KEY RELATIONSHIPS IMPORTANT TO OUR BUSINESS STRATEGY WOULD ADVERSELY AFFECT OUR SALES AND FINANCIAL CONDITION.

We have developed key industry relationships with companies much larger than ourselves. We will need to enter into additional agreements with various companies to carry out our planned project to build an AC manufacturing facility, which are important and will be essential to allow us to position ourselves in the MEC market from coal-fueled power plants. Loss of any of these key relationships or our inability to enter into these agreements could adversely affect our future growth, profitability and financial condition.

TECHNICAL OR OPERATIONAL PROBLEMS WITH LONG-TERM OPERATION OF ACTIVATED CARBON INJECTION SYSTEMS COULD RESULT IN ADDITIONAL COSTS AND DELAYS THAT ADVERSELY AFFECT OUR FINANCIAL CONDITION.

We started to install our ACI systems at coal-fired power plants on a permanent basis for the first time in 2006. We cannot assure that there will be not be technical or operational problems with our ACI systems from long-term operations. Any such problems could result in delays in, or postponement or cancellation of, expected installations at power plants, and would likely have a material adverse effect on our business.

OUR DEPENDENCE ON THIRD PARTIES FOR MANUFACTURING KEY COMPONENTS MAY CAUSE DELAYS IN ASSEMBLY AND INCREASED COSTS TO US.

We do not currently have our own manufacturing or assembly facility for our ACI systems or other components that we sell in our business. We rely upon third parties for the manufacture, assembly and some of the testing of key components. Delays and difficulties in the manufacturing or assembly of our products could substantially harm our business and financial condition.

There are limited sources of acceptable supply for some key ACI system components. Business disruptions, financial difficulties of the manufacturers or suppliers of these components, or raw material shortages could increase the cost of our goods sold or reduce the availability of these components. If sales accelerate, we may experience a rapid and substantial increase in our need for components. If we are unable to obtain a sufficient supply of required components, we could experience significant delays in manufacturing, which could result in the loss of orders, customers or liability for liquidated damages under delivery contracts. This could materially and adversely affect our business, financial condition and results of operations.

Although we may purchase inventories of strategic components, some parts of the systems (such as silos) may require custom fabrication, and may not be amenable to being stocked as part of standard inventory. Alternative sources may be difficult to locate if we experience delays in obtaining them from our usual suppliers. If the cost of components increases, we may not be able to pass on price increases to our customers if we are to remain competitive. The occurrence of any of these difficulties would likely have an adverse effect on our business and financial condition.

THE EFFECT OF ISSUING PERFORMANCE GUARANTIES FOR COMMERCIAL ACTIVATED CARBON INJECTION SYSTEMS IS UNKNOWN AND COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

Performance guaranties have been and may likely continue to be an integral part of successful sales of our ACI systems. Such guaranties typically require levels of mercury removal efficiency based on stated injection rates of a specified or approved AC given other operating parameters, including the nature of the coal burned. Provisions of such guaranties generally require us to spend amounts up to the value of the sales contract to “make right” the performance of the ACI, if the guaranteed level of performance is not achieved. Any substantial payments under such guaranties would have an adverse effect on our financial condition and our ability to generate future sales.

WE CANNOT BE CERTAIN THAT FGC DEMONSTRATIONS WILL LEAD TO SALES.

Although we are scheduled to perform an additional demonstration project for our FGC technology in 2008, we cannot be certain that this demonstration, or any others we might be called upon to perform, will be successful or that future revenues will result from that demonstration.

OUR FINANCIAL RESULTS MAY FLUCTUATE AS A RESULT OF SEASONALITY AND OTHER FACTORS, INCLUDING THE DEMAND FOR ENVIRONMENTAL TECHNOLOGY AND SPECIALTY CHEMICALS, WHICH MAKES IT DIFFICULT TO PREDICT OUR FUTURE PERFORMANCE.

The sale of FGC chemicals depends on the operations of the utilities to which such chemicals are provided. Our FGC customers routinely schedule maintenance outages in the spring of each year. During the period of such outages, which may range from two weeks to over a month, no FGC chemicals are used and purchases from us are correspondingly reduced.

INADEQUATE SUPPLIES OF COAL COULD ADVERSELY AFFECT OUR PROFITABILITY.

Our profitability depends on working with coal-fueled power plants. If economically recoverable coal reserves are not available or if coal cannot be readily supplied to power plants because of transportation, labor or other issues, such unavailability could adversely affect our profitability and impede the growth of our business.

WE DEPEND ON KEY PERSONNEL.

We depend on the performance of our senior management team, including Jonathan Barr, C. Jean Bustard, Dr. Michael Durham, Cameron Martin, Mark McKinnies, Richard Miller, John Rectenwald, Richard Schlager and Sharon Sjostrom, and their direct reports and other key employees, particularly highly skilled engineers. Our success depends on our ability to attract, retain and motivate these individuals. We do not have any binding agreements with any of our employees that prevent them from leaving our Company at any time without any restrictions on their competing against us after their employment terminates. We compete heavily for these types of personnel. In addition, although we maintain key person life insurance on certain of our executives, the loss of the services of any of our key employees or our failure to attract, retain and motivate key employees, could harm our business.

WE DEPEND SUBSTANTIALLY ON CONSULTANTS FOR SEVERAL KEY AREAS OF OUR BUSINESS, AND THE LOSS OF ONE OR MORE OF THESE CONSULTANTS COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

We have engaged consultants to oversee the planning, permitting and construction of our proposed AC manufacturing facility as well as to assist us with the operation of our RC business. The agreements we have with these consultants contain provisions that are intended to protect our confidential information, and also prevent the consultants from competing with us during the terms of their agreements. The agreements do not, however, prevent these consultants from competing with us following the termination of their agreements. If we were to lose one or more of our consultants, it might be difficult to timely replace the lost consultant on reasonable terms, and our business could be harmed if one or more of our consultants were to engage in activities competitive with one of our areas of interest.

MATERIAL ADJUSTMENTS PURSUANT TO DOE AUDITS OF OUR PAST PERFORMANCE COULD HAVE A DETRIMENTAL IMPACT ON OUR BUSINESS.

11 of our completed and current contracts awarded by the DOE and related industry participants remain subject to adjustments as a result of future government audits. Our historical experience with these audits has not resulted in significant adverse adjustments to amounts previously received, however the audits for the years 2002 through 2007 have not been finalized. Revenues recognized from 2002 through the first two quarters of 2008 that are subject to government audit totaled approximately $28.7 million. In addition, we had $1.9 million of remaining unearned amounts under contracts subject to audit as of June 30, 2008, $1.1 million of which we expect to recognize in the remainder of 2008. If audits for open years were to require us to repay material amounts, our results of operations and business would likely suffer material adverse impacts.

CHANGES IN TAXATION RULES OR FINANCIAL ACCOUNTING STANDARDS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

Changes in taxation rules and accounting pronouncements (and changes in interpretations of accounting pronouncements) have occurred and may occur in the future. A change in existing taxation rules or accounting standards could have an adverse effect on our reported results of operations.

RISKS RELATING TO OUR COMMON STOCK

A SIGNIFICANT PORTION OF OUR OUTSTANDING SHARES OF COMMON STOCK MAY BE SOLD IN THE PUBLIC MARKET, WHICH COULD LOWER THE MARKET PRICE OF OUR STOCK.

As of August 31, 2008, we had 6,712,143 shares of common stock issued and outstanding of which 909,092, or approximately 14%, are being registered pursuant to the registration statement of which this prospectus forms a part. Sales of substantial amounts of our common stock, or the perception that such sales might occur, may have a material adverse effect on our stock price.

THE ISSUANCE OF ADDITIONAL SECURITIES IN THE FUTURE COULD DECREASE THE VALUE OF THE OUTSTANDING SHARES OF OUR COMMON STOCK.

We will need to raise capital to pursue our current development plans. We expect to raise that capital through the issuance of our securities, likely through the issuance of shares of convertible preferred stock, which will have liquidation, dividend and other preferences and priorities over those of our common stock. We might, however, also issue common stock or other convertible securities or debt instruments with additional preferences and priorities over those of our common stock to raise additional capital. Subject to the requirements of our NASDAQ Capital Market listing, our Board of Directors has the authority to offer and sell additional securities without the vote of, or notice to, existing shareholders. The issuance of any or all of these additional securities could dilute the percentage interests and per share book value of existing shareholders, and have a detrimental impact on the market for our common stock.

OUR STOCK PRICE IS VOLATILE, WHICH COULD SUBJECT US TO SECURITIES CLASS ACTION LITIGATION.

The market price of our common stock fluctuates significantly. The market price of our common stock is affected by numerous factors, including:

•	actual or anticipated fluctuations in our operating results and financial condition;

•	changes in laws or regulations and court rulings, particularly the remands of CAMR and CAIR;

•	developments regarding our planned AC manufacturing facility and AC manufacturing projects announced by our competitors;

•	changes in government funding of our projects;

•	announcements of ACI systems sales awards;

•	conditions and trends in our industry;

•	adoption of new accounting standards affecting our industry;

•	changes in financial estimates by securities analysts;

•	perceptions of the value of corporate transactions; and

•	degree of trading liquidity in our common stock and general market conditions.

From July 1, 2007 to September 15, 2008, the closing price of our common stock ranged from $7.15 to $22.26 per share. The last reported closing price for our common stock on September 15, 2008 was $9.22. Significant declines in the price of our common stock could impede our ability to obtain additional capital, attract and retain qualified employees and reduce the liquidity of our common stock.

In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the common stock of similarly staged companies. These broad market fluctuations may adversely affect the market price of our common stock. In the past, following periods of volatility in the market price of a particular company’s securities, shareholders have often brought class action securities litigation against that company. Such litigation could result in substantial costs and a diversion of management’s attention and resources.

LACK OF EXPECTED DIVIDENDS MAY MAKE OUR STOCK LESS ATTRACTIVE AS AN INVESTMENT.

We intend to retain all future earnings for the foreseeable future for use in the development of our business. We therefore do not anticipate paying any cash dividends on our common stock for the foreseeable future. Generally, stocks that pay regular dividends command higher market trading prices, and our stock price may therefore be lower as a result of our dividend policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADA-ES, Inc. Registrant

Date: September 19, 2008	/s/ Mark H. McKinnies
Mark H. McKinnies Senior Vice President and Chief Financial Officer